Filed under Rule 424 (b)(3), Registration Statement No. 333-103003,
                                333-103003-01, 333-103003-02, and 333-103003-03
                           Pricing Supplement No. 134 - dated April 13, 2006
                                       (To prospectus dated August 10, 2004 and
                                   prospectus supplement dated August 10, 2004)

The Bank of New York Company, Inc. [LOGO]

The Bank of New York Company, Inc.
$529,297,000
The Bank of New York Company, Inc. CoreNotes(Registered Service Mark)

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1GQ0   $5,874,000      100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    6.10%       Semiannual       04/15/2021      YES

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series F
Interest Payment Dates:  The 15th day of April and October of each year commencing 10/15/2006.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 04/15/2009 and each Interest Payment
                         Date thereafter, at a price equal to 100% on 30
                         calendar days notice.
=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1GR8    $3,253,000     100%        2.50%        97.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    6.15%      Semiannual      04/15/2031       YES

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series F
Interest Payment Dates:  The 15th day of April and October of each year commencing 10/15/2006.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 04/15/2011 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

-----------------------------------------------------------------

The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

Trade Date:  04/13/2006
Issue Date:  04/19/2006
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

The defeasance and covenant defeasance provisions of the Senior Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities - Defeasance and Covenant Defeasance" in the Prospectus will apply to the Senior and Senior Subordinated Notes respectively.

(1) Expressed as a percentage of the aggregate principal amount

"CoreNotes(Registered Service Mark)" is a registered service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================